EXHIBIT 10(c)(ii)

                              EMPLOYMENT AGREEMENT

                  EMPLOYMENT AGREEMENT dated as of January 31, 2000 between AMERICAN MEDICAL ALERT CORP., a New York corporation (the "Company"), with offices located at 3265 Lawson Boulevard, Oceanside, New York 11572, and JACK RHIAN, an individual having an address at 107 South Highland Road, Garrison, New York 10524 ("Employee").

                              W I T N E S S E T H:

                  WHEREAS, the Company desires to retain the services of Employee upon the terms and conditions stated herein; and

                  WHEREAS, Employee desires to be employed by the Company upon the terms and conditions stated herein.

                  NOW, THEREFORE, in consideration of the mutual covenants, conditions and promises contained herein, the parties hereby agree as follows:

                  1. Employment. The Company hereby employs Employee for the period beginning January 31, 2000 and ending January 30, 2002, unless earlier terminated pursuant hereto (the "Initial Employment Period"). At the end of the Initial Employment Period, the Company, at its sole discretion, may renew this Employment Agreement, upon ninety (90) days written notice, upon substantially the same terms and conditions for a period of twenty-four (24) months (together with the Initial Employment Period, the "Employment Period"); provided, however, that if the Company determines to not renew this Agreement, then Employee shall receive severance pay as described in Section 10(c) hereof.

                  2. Duties. Subject to the authority of the Board of Directors of the Company, Employee shall be employed as Vice President and Chief Operating Officer. Employee will perform such duties and services commensurate with his position as Vice President and Chief Operating Officer, as may from time to time be assigned to him by the President and CEO, including but not limited to (i) administrative responsibility for the Company's monitoring center; and (ii) heading and implementing a pilot remote vital sign monitoring program.

                  3. Full Time. Employee agrees that he will devote his full time and attention during regular business hours to the business and affairs of the Company. The foregoing shall not prevent the purchase, ownership or sale by Employee of investments or securities of publicly held companies and any other business that is not competitive with the Company or any subsidiary of the Company so long as such investment does not require active participation of Employee in the management of the business of such publicly held companies, does not interfere or conflict with the performance of Employee's duties hereunder and does not otherwise violate any of the provisions of this Agreement, or Employee's participation in philanthropic organizations to the extent that such participation does not interfere or conflict with the performance of Employee's duties hereunder and does not otherwise violate any provision of this

Agreement. Employee hereby represents and warrants that he does not currently own, and shall not own at any time during the Employment Period, any interest in TransCare New York, Corp., a.k.a. Metro Care or any divisions, successors or affiliates thereof.

                  4. Compensation. In consideration of the duties and services to be performed by Employee hereunder, the Company agrees to pay, and Employee agrees to accept the amounts set forth below:

                     (a) A base salary,  to be paid on a bi-weekly basis, at the rate of $125,000 per annum during the Employment Period, subject to adjustment from time to time based on review by the Company's compensation committee, which review shall take place on each twelve (12) month anniversary of the commencement of employment hereunder.

                     (b) As additional compensation, employee shall receive options under the Company's Stock Option Plan, to purchase up to 100,000 shares of the Company's Common Stock, at an exercise price of $ 2.00 per share. The term of exercise will be five (5) years from the date of vesting of each installment. As long as Employee remains employed by the Company hereunder, then options to purchase 20,000 shares of Common Stock shall vest on January 31, 2001; options to purchase 30,000 shares of Common Stock shall vest on January 31, 2002; and options to purchase 50,000 shares of Common Stock shall vest on January 31, 2003; provided, however, that in the event that the Employment Agreement is not renewed pursuant to Section 1 hereof, any remaining unvested options shall become vested on January 31, 2002. In the event that Employee breaches Section 7 or 8 hereof, then (i) all profits or gains realized by Employee as a result of the exercise of any portion of the options granted hereunder or the sale of any of the shares underlying such options, shall be forfeited and returned to the Company, and (ii) any of the then unexercised portion of the options shall be immediately terminated, including any provisions with respect to termination or limited exercise periods in the event of termination of Employee's employment hereunder.

Notwithstanding anything contrary to this Section 4(b), the grant of options pursuant to this Section 4(b), is contingent and conditioned upon approval by the Company's shareholders of an option plan reserving sufficient shares for the grant of the options specified above. The options specified herein shall be subject to all provisions of such plan.

                     (c) Additional Compensation - The Company agrees to pay the Employee additional compensation upon the achievement of certain goals and milestones to be determined, and approved by the compensation committee. The additional compensation plan should be determined on or before April 30,2000.

                     (d) The compensation provided for herein shall be in addition to any retirement, profit sharing, insurance or similar benefit which may at any time be payable to Employee pursuant to any plan or policy of the Company relating to such benefits, which additional benefits shall be made available to Employee on the same basis as they are generally made available to other executive officers of the Company. Such compensation shall be in addition to any options which may be granted under any stock option plan of the Company.

                     (e) Upon submission of appropriate documentation with respect thereto, the Company shall reimburse Employee in accordance with the Company's normal policies for all reasonable travel, hotel, meal and other expenses properly incurred by him in the performance of his duties hereunder.

                     (f) The Company shall provide Employee with Group Health Insurance consistent with coverage offered to other Executive Officers of the Company.

                     (g) The Company shall provide Employee with the use of an automobile, selected by Employee and leased by the Company, with all expenses of operation, such as insurance, gas, oil and repair, paid for by the Company and having a cost to the Company, including lease charges, not to exceed $1,000 per month in the aggregate.

                  5. Vacation. Employee shall be entitled to three (3) weeks vacation each fiscal year, to be taken at such time as is mutually convenient to the Company and Employee.

                  6. Disability. In the event that Employee shall be, in the sole judgment of the Company, unable to perform because of illness or incapacity, physical or mental, the duties and services to be performed by him hereunder for a period of sixty (60) consecutive days or an aggregate period of more than ninety (90) days in any 12-month period, the Company may terminate this Agreement after the expiration of such period. Upon such termination, Employee shall be entitled to receive the base salary provided by paragraph 4(a), and the additional benefits, if any, provided by paragraph 4(f), in each instance computed up to the date of termination.

                  7. Confidential  Information.  (a) The Employee recognizes and acknowledges that the Company owns, controls and has exclusive access to a body of existing technical knowledge and technology, and that the Company has expended and is expending substantial resources in a continuing program of research, development and production with respect to its business. The Company possesses and will continue to possess information that has been or will be created, discovered or developed, or has or will otherwise become known to the company, and/or in which property rights have been or will be assigned or otherwise conveyed to the Company, which information has commercial value in the business in which the Company is engaged. All of the aforementioned information is hereinafter called "Confidential Information." By way of illustration but not limitation, Confidential Information includes all data, compilations, blueprints, plans, audio and/or visual recordings and/or devices, information on computer disks, software in various stages of development, source codes, tapes, printouts and other printed, typewritten or handwritten documents, specifications, strategies, systems, schemes, methods (including delivery, storage, receipt, transmission, presentation and manufacture of audio, visual, informational or other data or content), business and marketing development plans, customer lists, prospects lists, employee files, research projections, processes, techniques, designs, sequences, components, programs, technology, ideas, know-how, improvements, inventions (whether or not patentable or copyrightable), information about operations and maintenance, trade secrets, formulae, models, patent disclosures and any other information concerning the actual or anticipated business, research or development of the Company or its actual or potential customers or partners or which is or has been generated or received in confidence by the Company by or from any person, and all tangible and intangible embodiments thereof of any kind whatsoever including where appropriate and without limitation all compositions, machinery, apparatus, records, reports, drawings, copyright applications, patent applications, documents and samples prototypes, models, products and the like. Confidential Information also includes any such information as to which the Company is bound under confidentiality agreements with third parties, and any information which the Company has obtained or will obtain from its clients or any other party and which the Company treats as confidential, whether or not owned or developed by the Company.

                     (b) The Employee acknowledges that, solely by reason of his employment by the Company, the Employee has been or will be in a confidential relationship with the Company, and that the Employee has or will come into possession of, have access to, have knowledge of or contribute to the Confidential Information.

                     (c) Employee represents, warrants and agrees as follows:

                     (i) All of the Confidential Information is a valuable asset of the Company and is, will be and shall at all times remain the sole and exclusive property of the Company.

                     (ii) But for the Employee's employment by the Company, the Confidential Information would not have been disclosed to the Employee.

                     (iii) The employee will not, directly or indirectly, either during his or her employment or at any time thereafter, except as required in the conduct of the Company's business or as authorized in writing by the Company, use, publish, appropriate, exploit, copy, summarize, communicate or disclose to any third party Confidential Information.

                     (iv) The Employee understands, acknowledges and agrees that this Agreement applies regardless of whether there are any changes in the Employee's job duties, job title, location of place or work or division assignment.

                     (v) Upon termination of the employee's employment with the Company, the Employee shall immediately deliver or cause to be delivered to the Company all of the Confidential Information in the Employee's possession or control, including, without limitation: originals and/or copies of books; catalogues; sales brochures; customer lists; price lists; employee manuals; operation manuals; marketing and sales plans and strategies; files; computer disks; and all other documents and materials, in any form whatsoever, reflecting or referencing Confidential Information as well as all of the materials furnished to or acquired by the Employee as a result of or during the course of the Employee's employment by the Company.

                  8. Non-Competition. (a) For a period of one year after the termination of the Employee's employment with the Company (the "Non Compete Period"), the Employee shall not, for himself or on behalf of any other person or entity within North America that offers products or services that directly compete with the products or services offered by the Company, solicit, have any contact with or accept business from, any of the Company's customers or clients, or known customer or client prospects, or otherwise induce or influence any such customer or client or known customer or client prospect to reduce its volume of business, or terminate or divert its relationship or otherwise in any way adversely affect its relationship, with the Company.

                     (b) The Employee further acknowledges that it is essential to the protection of the Company's business that the Employee be restrained from: (i) soliciting or inducing any employee of the Company to leave his or her employment; and (ii) hiring or attempting to hire any employee of the Company. The Employee agrees that, during the Employee's employment with the Company and for a period of one year thereafter, the Employee shall not, directly or indirectly, solicit or induce, or attempt to solicit or induce, any current or future employee of the Company to leave the Company for any reason.

                     (c) The Employee further acknowledges and agrees that the Employee shall not, during the Employee's employment with the Company and for a period of one year thereafter (together with the period described in subparagraph (b) of this Section, the "Non Solicitation Period"), for himself or herself or on behalf of any other person, firm or entity within North America, become engaged in any business or activity which directly competes with any product or service sold or being developed by the Company, or any business or activity engaged in by the Company.

                     (d) The restrictions and limitations contained in this Paragraph 8 are acknowledged by the Employee and the Company to be reasonable as to scope and duration and to be necessary to protect the Company's proprietary interests in its Confidential Information, and to preserve for the Company the competitive advantage derived from maintaining the Confidential Information as secret.

                     (e)  In  the  event  that  any  of  the   restrictions  and
limitations contained in this Paragraph 8 are deemed unreasonable or to otherwise exceed the time and/or geographic limitations permitted by applicable law, such provisions of this Paragraph shall be reformed to the maximum time and/or geographic limitations permitted by applicable law.

                     (f) The Employee acknowledges and agrees that it is impossible to measure in money the damages which will accrue to the Company if the Employee shall breach or be in default of any of the Employee's representations or agreements set forth in this Agreement. Accordingly, if the Employee breaches or is in default of any of the representations or agreements set forth in Paragraph 7 or 8 above, the Company shall have the full right to seek injunctive relief, in addition to any other existing rights provided in this Agreement or by operation of law, without the requirement of posting bond. If any action or proceeding is instituted by or on behalf of the Company to enforce any term of this Agreement, the Employee hereby waives any claim or defense thereto that the Company has an adequate remedy at law or that the Company has not been, or is not being, irreparably injured by the Employee's breach or default. The rights and remedies of the Company pursuant to this Paragraph are cumulative, in addition to, and shall not be deemed to exclude, any other right or remedy which the Company may have pursuant to this Agreement or otherwise, at law or in equity.

                  9. Representations and Warranties of Employee.

                  (a) The Employee represents and warrants that he has terminated employment with one or more prior employers and that his employment by the Company and the use by the Company of any skills and knowledge that she may have, are not in violation of the terms of any contract that he is a party to or any other applicable provision of the law.

                  (b) The Employee represents and warrants that his performance of all the terms of this Agreement and his duties as an employee of the Company does not now and will not knowingly breach any agreement to keep in confidence confidential information acquired by him in confidence or in trust prior to his employment with the Company. The Employee further represents and warrants that he has not entered into and he will not enter into any agreement either written or oral in conflict herewith.

                  (c) The Employee represents and warrants that he has not brought and will not bring with him to the Company or use in the performance of his responsibilities at the Company (a) any materials, documents or confidential information of a former employer which are not generally available to the public, unless he has obtained written authorization from the former employer for their possession and use, or (b) any confidential information which he knows or should have known has been acquired by improper means, or otherwise misappropriated from another person. Employee warrants and represents that he is free to enter into this Agreement and to perform the services contemplated thereby and that such actions will not constitute a breach of, or default under, any existing agreement.

                  (d) The Employee hereby agrees to indemnify and hold harmless the Company from and against any and all losses, costs damages and expenses (including, without limitation, its reasonable attorneys' fees) incurred or suffered by the Company resulting from any breach by the Employee of any of his representations or warranties set forth in this Paragraph 9.

                  10. Termination.

                  (a) The Company may terminate this Agreement immediately for cause, without liability (other than for the base salary provided in paragraph 4(a) accrued to the date of termination) in the event of (i) conviction of Employee of a felony, (ii) commission of acts of dishonesty or moral turpitude constituting fraud or embezzlement, (iii) violation by Employee of the policies, procedures, guidelines or directions of the Board of Directors, not corrected by written notice. (vi) negligence by the Employee in the performance, or willful disregard by the Employee's obligations hereunder, or (v) breach of any provision of this Employment Agreement, not corrected by written notice.

                  (b) In the event the Company decides to terminate this Agreement without cause within the first six (6) months of employment, the Employee shall receive, in consideration of his continuing obligations under Sections 7 and 8 hereof, payment of salary, based on the then applicable salary level, for a period of six (6) months from the date of such termination, inclusive of benefits that would normally be due the Employee, not including, however, the benefits described in Section 4(f) hereof.

                  (c) In the event the Company decides to terminate this Agreement without cause after the first six (6) months and prior to the completion of the Initial Employment Period, or does not renew this Agreement pursuant to Section 1 hereof, then Employee's employment shall terminate and Employee shall receive, in consideration of his continuing obligations under

Sections 7 and 8 hereof, payment of salary, based on the then applicable salary level, for a period of twelve (12) months from the date of such termination, inclusive of benefits that would normally be due the Employee, not including, however, the benefit described in Section 4(f) hereof.

                     (d) In the event that Employee is terminated without cause and Employee breaches any of the provisions of Sections 7 and 8 hereof during the Non Compete and the Non Solicitation periods, then the Company shall be permitted to suspend any further payments, if any, due to Employee under Section 10(b) or (c) hereof, without prejudice to any of it rights or remedies under this Agreement.

                  11. No Waiver. The failure of any of the parties hereto to enforce any provision hereof on any occasion shall not be deemed to be a waiver of any preceding or succeeding breach of such provision or of any other provision.

                  12. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto and no amendment, modification or waiver of any provision herein shall be effective unless in writing, executed by the party charged therewith.

                  13. Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with and shall be governed by the laws of the State of New York applicable to agreements to be wholly performed therein without giving effect to principles of conflicts of law.

                  14. Binding Effect. This Agreement shall bind and inure to the benefit of the parties, their successors and assigns.

                  15. Assignment and Delegation of Duties. This Agreement may not be assigned by the parties hereto except that the Company shall have the right to assign this Agreement to any successor in connection with a sale or transfer of all or substantially all of its assets, a merger or consolidation. This Agreement is in the nature of a personal services contract and the duties imposed hereby are non-delegable.

                  16. Paragraph Headings. The paragraph headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof.

                  17. Notices. Any notice under the provisions of this Agreement shall be in writing, shall be sent by one of the following means, directed to the address set forth on the first page of this Agreement or to such other address as shall be designated hereunder by notice to the other party, effective upon actual receipt and shall be deemed conclusively to have been given: (i) on the first business day following the day timely deposited for overnight delivery with Federal Express (or other equivalent national overnight courier service) or United States Express Mail, with the cost of delivery prepaid or for the account of the sender; (ii) on the fifth business day following the day duly sent by certified or registered United States mail, postage prepaid and return receipt requested; or (iii) when otherwise actually received by the addressee on a business day (or on the next business day if received after the close of normal business hours or on any non-business day).

                  18. Unenforceability; Severability. If any provision of this Agreement is found to be void or unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement shall, nevertheless, be binding upon the parties with the same force and effect as though the unenforceable part has been severed and deleted.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                EMPLOYEE:

                                /s/ Jack Rhian
                                ---------------------------------------------
                                Jack Rhian


                                COMPANY:

                                AMERICAN MEDICAL ALERT CORP.


                                By: /s/ Howard M. Siegel
                                   ------------------------------------------
                                   Name:   Howard M. Siegel
                                   Title:  President and Chief Executive Officer